                                                                      EXHIBIT 12
                                                                   (Page 1 of 2)


                         MATTEL, INC. AND SUBSIDIARIES
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                    (Amounts in thousands, except ratios)

                                                (Unaudited)

                                                  FOR THE
                                             NINE MONTHS ENDED                     FOR THE YEAR ENDED (a)
                                          ---------------------   -------------------------------------------------------------
                                          Sept. 30,   Sept. 30,   Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 29,
                                            1995        1994        1994         1993         1992         1991         1990
                                          ---------   ---------   ---------    ---------    ---------    ---------    ---------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
 Income before income taxes,
  cumulative effect of changes in
  accounting principles and
  extraordinary item                      $369,580     $330,171     $393,632    $236,646     $282,945     $214,326     $143,482
 Less (plus) minority interest and
  undistributed income (loss)
  of less-than-majority-owned
  affiliates, net                             (136)         183          215         124          (23)       2,432        3,319
 Add:
  Interest expense                          51,804       37,887       55,449      62,614       68,716       64,334       49,929
  Appropriate portion of rents (b)          10,448        9,123       11,242      11,276       11,898        7,871        7,115
                                          --------     --------     --------    --------     --------     --------     --------

 Earnings available for fixed charges     $431,696     $377,364     $460,538    $310,660     $363,536     $288,963     $203,845
                                          ========     ========     ========    ========     ========     ========     ========

FIXED CHARGES:
 Interest expense                          $51,804      $37,887      $55,449     $62,614      $68,716      $64,334      $49,929
 Capitalized interest                          430          210          285           -            -            -        4,240
 Appropriate portion of rents (b)           10,448        9,123       11,242      11,276       11,898        7,871        7,115
                                          --------     --------     --------    --------     --------     --------     --------

 Fixed charges (c)                         $62,682      $47,220      $66,976     $73,890      $80,614      $72,205      $61,284
                                          ========     ========     ========    ========     ========     ========     ========

Ratio of earnings to fixed charges            6.89X        7.99X        6.88X       4.20X        4.51X        4.00X        3.33X
                                          ========     ========     ========    ========     ========     ========     ========

(a) Consolidated financial information for 1993, 1992 and 1991 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests. Fisher-Price, Inc. was excluded from periods prior to July 1, 1991, while its business was operated as a division of The Quaker Oats Company.

(b) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(c) Until July 1, 1991, the Company was a guarantor of certain foreign bank lines of credit extended to less-than-majority-owned joint ventures. Performance by the Company pursuant to these guarantees was deemed unlikely, thus the associated fixed charges have been excluded from computation of the ratio of earnings to fixed charges. The portion of fixed charges paid by less-than-majority-owned joint ventures for which the Company was guarantor was approximately $4.5 million and $4.8 million in 1991 and 1990, respectively.

                                                                      EXHIBIT 12
                                                                   (Page 2 of 2)

                         MATTEL, INC. AND SUBSIDIARIES
          COMPUTATION OF RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                    (Amounts in thousands, except ratios)

                                                (Unaudited)

                                                  FOR THE
                                             NINE MONTHS ENDED                     FOR THE YEAR ENDED (a)
                                          ---------------------   -------------------------------------------------------------
                                          Sept. 30,   Sept. 30,   Dec. 31,     Dec. 31,     Dec. 31,     Dec. 31,     Dec. 29,
                                            1995        1994        1994         1993         1992         1991         1990
                                          ---------   ---------   ---------    ---------    ---------    ---------    ---------
EARNINGS AVAILABLE FOR
 FIXED CHARGES:
 Income before income taxes,
  cumulative effect of changes in
  accounting principles and
  extraordinary item                      $369,580     $330,171     $393,632    $236,646     $282,945     $214,326     $143,482
 Less (plus) minority interest and
  undistributed income (loss)
  of less-than-majority-owned
  affiliates, net                             (136)         183          215         124          (23)       2,432        3,319
 Add:
  Interest expense                          51,804       37,887       55,449      62,614       68,716       64,334       49,929
  Dividends - STAR preferred stock               -            -            -           -            -        1,257        3,990
  Appropriate portion of rents (b)          10,448        9,123       11,242      11,276       11,898        7,871        7,115
                                          --------     --------     --------    --------     --------     --------     --------

 Earnings available for fixed charges     $431,696     $377,364     $460,538    $310,660     $363,536     $290,220     $207,835
                                          ========     ========     ========    ========     ========     ========     ========

FIXED CHARGES:
 Interest expense                          $51,804      $37,887      $55,449     $62,614      $68,716      $64,334      $49,929
 Capitalized interest                          430          210          285           -            -            -        4,240
 Dividends - STAR preferred stock                -            -            -           -            -        1,257        3,990
 Dividends - Series F preference stock       3,297        3,598        4,689       4,894        4,826        4,830        4,811
 Appropriate portion of rents (b)           10,448        9,123       11,242      11,276       11,898        7,871        7,115
                                          --------     --------     --------    --------     --------     --------     --------

 Fixed charges (c)                         $65,979      $50,818      $71,665     $78,784      $85,440      $78,292      $70,085
                                          ========     ========     ========    ========     ========     ========     ========

Ratio of earnings to combined
 fixed charges and preferred
 stock dividends                              6.54X        7.43X        6.43X       3.94X        4.25X        3.71X        2.97X
                                          ========     ========     ========    ========     ========     ========     ========

(a) Consolidated financial information for 1993, 1992 and 1991 has been restated for the effects of the November 1993 merger of Fisher-Price, Inc. into a wholly-owned subsidiary of the Company, accounted for as a pooling of interests. Fisher-Price, Inc. was excluded from periods prior to July 1, 1991, while its business was operated as a division of The Quaker Oats Company.

(b) Portion of rental expenses which is deemed representative of an interest factor, not to exceed one-third of total rental expense.

(c) Until July 1, 1991, the Company was a guarantor of certain foreign bank lines of credit extended to less-than-majority-owned joint ventures. Performance by the Company pursuant to these guarantees was deemed unlikely, thus the associated fixed charges have been excluded from computation of the ratio of earnings to fixed charges. The portion of fixed charges paid by less-than-majority-owned joint ventures for which the Company was guarantor was approximately $4.5 million and $4.8 million in 1991 and 1990, respectively.